Exhibit 21.1



SOLECTRON CORPORATION SUBSIDIARIES

                                         State or Other Jurisdiction of
Subsidiary                               Incorporation or Organization
------------                             ------------------------------

The Americas
------------
Solectron California Corporation         California
Solectron Massachusetts Corporation      California
Solectron Technology, Inc.               California
Solectron Texas, Inc.                    Delaware
Solectron Washington, Inc.               California
Fine Pitch Technology, Inc.              California
Force Computers, Inc.                    Delaware
Solectron Brasil, Ltda.                  Brazil
Solectron de Mexico, S.A. de C.V.        Mexico

Europe
------------
Solectron France, S.A.                   France
Solectron GmbH                           Germany
Solectron Scotland Limited               Scotland
Nybyggaren 45:830 AB (Sweden)            Sweden

Asia
------------
Solectron Japan, Inc.                    Japan
Solectron (Suzhou) Technology Co., Ltd   Suzhou, Peoples Republic of
                                         China
Solectron Technology SDN. BHD.           Malaysia